Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of
Amendment No. 1 to the Schedule 13D

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

LYNROCK LAKE LP
(On Behalf of Lynrock Lake Master Fund LP)

Sale of Ordinary Shares	(50)	16.1600	04/29/2026
Sale of Ordinary Shares	(108)	16.0873	04/29/2026
Sale of Ordinary Shares	(20,000)	15.9370	04/30/2026
Sale of Ordinary Shares	(20,000)	15.9629	04/30/2026
Sale of Ordinary Shares	(2,561)	16.0797	04/30/2026
Sale of Ordinary Shares	(16,256)	15.9852	04/30/2026
Sale of Ordinary Shares	(7,823)	16.0262	04/30/2026
Sale of Ordinary Shares	(3,592)	16.1160	04/30/2026
Sale of Ordinary Shares	(3,700)	16.1343	04/30/2026
Sale of Ordinary Shares	(150)	16.1611	04/30/2026
Sale of Ordinary Shares	(12,177)	16.0398	05/01/2026
Sale of Ordinary Shares	(16,413)	16.0809	05/01/2026
Sale of Ordinary Shares	(3,744)	16.0439	05/01/2026
Sale of Ordinary Shares	(5,013)	16.1080	05/01/2026
Sale of Ordinary Shares	(2,395)	16.1060	05/01/2026
Sale of Ordinary Shares	(109)	16.1603	05/01/2026
Sale of Ordinary Shares	(9,959)	16.1278	05/04/2026
Sale of Ordinary Shares	(6,661)	16.1199	05/04/2026
Sale of Ordinary Shares	(1,385)	16.1432	05/04/2026
Sale of Ordinary Shares	(845)	16.1778	05/04/2026
Sale of Ordinary Shares	(1,810)	16.2325	05/04/2026
Sale of Ordinary Shares	(1,569)	16.2325	05/04/2026
Sale of Ordinary Shares	(39)	16.2932	05/04/2026
Sale of Ordinary Shares	(7,011)	16.0108	05/05/2026
Sale of Ordinary Shares	(13,773)	16.0222	05/06/2026
Sale of Ordinary Shares	(602)	16.1417	05/06/2026
Sale of Ordinary Shares	(225)	16.0716	05/06/2026
Sale of Ordinary Shares	(12,554)	16.0662	05/07/2026
Sale of Ordinary Shares	(6,292)	16.1250	05/07/2026
Sale of Ordinary Shares	(9,023)	16.1336	05/07/2026
Sale of Ordinary Shares	(26,662)	16.1234	05/08/2026
Sale of Ordinary Shares	(32,853)	16.1495	05/08/2026
Sale of Ordinary Shares	(34,677)	16.1504	05/08/2026
Sale of Ordinary Shares	(16,440)	16.3763	05/08/2026
Sale of Ordinary Shares	(4,625)	16.2884	05/08/2026
Sale of Ordinary Shares	(3,000)	16.3525	05/08/2026
Sale of Ordinary Shares	(2,560)	16.4120	05/08/2026
Sale of Ordinary Shares	(18,704)	16.4706	05/08/2026
Sale of Ordinary Shares	(20,000)	16.3999	05/08/2026
Sale of Ordinary Shares	(11,255)	16.2312	05/11/2026
Sale of Ordinary Shares	(5,032)	16.3087	05/11/2026
Sale of Ordinary Shares	(11,125)	16.2465	05/11/2026
Sale of Ordinary Shares	(1,296)	16.4208	05/11/2026